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                                                                      EXHIBIT 11

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                                      DREYER'S GRAND ICE CREAM, INC.

                               COMPUTATION OF NET INCOME PER COMMON SHARE
                                (in thousands, except per share amounts)
                                               (unaudited)


                                                  Thirteen Weeks Ended             Thirty-Nine Weeks Ended
                                           --------------------------------    ------------------------------
                                            Sep. 24, 1994    Sep. 25, 1993     Sep. 24, 1994    Sep. 25, 1993
                                            -------------    -------------     -------------    -------------
PRIMARY
Net income                                     $  2,260        $ 6,607           $ 2,407           $15,600

Weighted average number of shares of
   common stock outstanding                      15,444         14,631            14,840            14,607
                                               --------        -------           -------           -------

Net income per share, as reported              $    .15        $   .45           $   .16           $  1.07
                                               ========        =======           =======           =======

Weighted average number of shares of
   common stock outstanding                      15,444         14,631            14,840            14,607

Common stock equivalent--assumed exercise
   of common stock options                           90            185                90               175
                                               --------        -------           -------           -------

Weighted average number of shares of
   common stock outstanding, including common
   stock equivalents                             15,534         14,816            14,930            14,782
                                               ========        =======           =======           =======

Net income per share                           $    .15(1)     $   .45(1)        $   .16(1)        $  1.06(1)
                                               ========        =======           =======           =======

FULLY DILUTED

Net income                                     $  2,260        $ 6,607           $ 2,407           $15,600


Add interest expense on convertible
   subordinated debentures issued June 1993,
   due June 2006 and amortization of
   related issuance costs, net of tax             1,024            973             3,074               973
                                               --------        -------           -------           -------

Adjusted net income                            $  3,284        $ 7,580           $ 5,481           $16,573
                                               ========        =======           =======           =======
Weighted average number of shares of
   common stock outstanding                      15,444         14,631            14,840            14,607

Common stock equivalent--assumed exercise
   of common stock options                          100            185               100               185

Assumed conversion of debentures                  2,900          2,804             2,900               934
                                               --------        -------           -------           -------

Adjusted shares                                  18,444         17,620            17,840            15,726
                                               ========        =======           =======           =======


Net income per share                           $    .18(2)     $   .43           $   .31(2)        $  1.05
                                               ========        =======           =======           =======
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(1) This calculation is submitted in accordance with Regulation S-K item 601
    (b) (11) although it is not required by footnote 2 to paragraph 14 of APB
    Opinion No. 15 because it results in dilution of less than 3%.

(2) This calculation is submitted in accordance with Regulation S-K item 601
    (b) (11) although it is contrary to APB Opinion No. 15 because it produces an anti-dilutive effect.




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